Exhibit 10.23

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made effective as of March 6, 2018 (the “Effective Date”), by and between the undersigned individual (“Consultant”) and Fred’s, Inc., a Tennessee corporation, for and on behalf of itself and its affiliates (collectively “Fred’s”).

WHEREAS, Consultant is a current employee of Fred’s with knowledge pertaining directly to the Services (as defined herein);

WHEREAS, Consultant has elected to voluntarily leave Fred’s, with her last day of employment being March 5, 2018; and

WHEREAS, Fred’s desires to retain Consultant to provide certain Services.

NOW, THEREFORE, in consideration of the foregoing and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           (a)             Fred’s engages Consultant to perform certain services related to, among other things, assisting Fred’s with financial, accounting, treasury, etc. (collectively, “Services”). Consultant shall also make herself available to the Legal Department if the need arises, as determined by Fred’s. During the Term, Consultant shall report to the Chief Financial Officer and/or any other designee of Fred’s. Fred’s may engage other employees, agents, and contractors to perform similar services.

(b)           Fred’s shall pay Consultant a weekly sum of nine thousand and no/100 Dollars ($9,000.00). The sums set forth in this Agreement are Consultant’s sole fee, and no other fees are payable to Consultant. This does not include any wages and other sums owed to Consultant while employed by Fred’s.

2.            (a)            The relationship of the parties hereto shall be as independent contractors. Consultant shall be solely responsible for the payment of wages and withholding taxes on himself and/or her employees. Consultant is not entitled to any benefits. Neither party shall make any commitments nor incur any charges or expenses for, or in the name of, the other party, nor be considered the agent, partner, joint venturer, employer or employee of the other party.

(b)           Consultant shall be fully responsible for the unemployment insurance, benefits, worker’s compensation and other expenses for herself and/or her employees, agents and contractors. Fred’s shall have no liability for the acts, omissions or negligence of Consultant, her agents, employees or contractors, nor shall Fred’s have any liability for any loss to Consultant or any of her agents, contractors or employees, except for the compensation specifically due to Contractor under this Agreement. Contractor shall defend, indemnify and hold Fred’s harmless from and against any and all claims and damages.

3.           Consultant agrees that any and all work performed on behalf of Fred’s shall remain the sole and exclusive property of Fred’s. Consultant agrees to sign any such documents reasonably requested by Fred’s in connection therewith.

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4.           Consultant shall perform her work in a good and workmanlike manner and in full compliance with any and all applicable laws. Consultant represents and warrants that (i) Consultant has the full right to enter into this Agreement and to perform her obligations hereunder, (ii) Consultant is not restricted by contract or otherwise from performing her obligations, and (iii) all projects, materials and other deliverable by Consultant shall not violate any intellectual property right of any third party whatsoever. Consultant shall abide by Fred’s policies and procedures.

5.           The term of this Agreement shall commence on March 6, 2018, and shall continue until April 19, 2018. Either party may immediately terminate this Agreement upon a material breach of this Agreement by the other; provided that the non-breaching party shall provide the other with at least fifteen (15) days prior written notice to cure. Termination of this Agreement shall not relieve any party from any obligations which accrued on or before termination or terminate any provision of this Agreement which by its terms survives the termination or expiration of this Agreement.

6.           Consultant agrees to keep this Agreement, the scope of work hereunder and any and all information related to Fred’s and its affiliates in strict confidence and not to disclose any confidential information, including, without limitation, sales, pricing, costs, etc. to any third party. Upon termination of this Agreement for any reason, all property of Fred’s, including but not limited to, the confidential information shall be immediately returned to Fred’s. Consultant acknowledges and agrees that a breach of the covenants contained herein would cause Fred’s irreparable damage, and that the remedy at law for such a breach would be inadequate, and Fred’s, will be entitled to, in addition to damages or any other available remedy, to immediate injunctive relief.

7.           (a)             Consultant shall not, directly or indirectly, in her own capacity or through any other person or entity for a period of twelve (12) months from and after the Effective Date induce, or attempt to induce, any employee of Fred’s wherever located to leave her or her respective employment, as applicable, with Fred’s for any reason whatsoever.

(b)          Consultant shall not, directly or indirectly, in her own capacity or through any other person or entity for a period of twelve (12) months from and after the Effective Date induce, or attempt to induce, any vendor or supplier of Fred’s wherever located to cease being a vendor of Fred’s for any reason whatsoever.

(c)            Fred’s agrees to release Consultant from any competitive restrictions found in equity agreements issued to Consultant.

8.           In consideration hereof, Consultant hereby waives and releases Fred’s (including its parent, subsidiary and affiliated corporate entities and its respective directors, officers, agents, contractors, insurance companies and employees) from and against any and all waivable claims, causes of action, suits, demands, liabilities and damages whatsoever that Consultant may or might have against Fred’s up to and including your last day of employment with Fred’s and/or the Effective Date, whichever is later, under any and all local, state and/or federal law, including, without limitation, claims relating to Consultant’s employment or separation, termination, discrimination, contract, tort, and including, without limitation, any claims under Title VII of the Civil Rights Act of 1964; The Americans with Disabilities Act, as amended; The Family and Medical Leave Act; The Fair Labor Standards Act; The Age Discrimination in Employment Act of 1967; The Older Workers’ Benefit Protection Act; and/or GINA. Consultant understands and acknowledges that this Section includes a release of all known and unknown claims as set forth herein. Consultant further acknowledges that she cannot benefit monetarily or obtain damages or equitable relief of any kind from or through any such charge or action commenced by a government agency or third party with respect to the claims waived.

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9.           Consultant agrees to indemnify, defend, reimburse and hold Fred’s (and its parent, subsidiaries, employees and agents) harmless from any and all breaches of this Agreement by Consultant or arising out of any act, omission or negligence of Consultant or her agents, employees or contractors.

10.         Each and every modification, amendment or extension of this Agreement must be in writing and signed by the parties hereto. If any one or more of the provisions contained in this Agreement shall for any reason be held in any jurisdiction invalid, illegal or unenforceable for any reason, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provisions of this Agreement, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders unenforceable any provision hereof. This Agreement and documents referred to herein and therein, sets forth the entire understanding of the parties, and supersedes all other prior or contemporaneous representations, agreements and understandings, oral or otherwise, between or among the parties with respect to the matters contained herein. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING CONFLICT OF LAWS RULES) OF THE STATE OF TENNESSEE. Any litigation brought with respect to this Agreement shall be brought in a court of competent jurisdiction in Shelby County, Tennessee, and each party hereby consents to the jurisdiction of such courts. If any legal action or other proceeding is brought for the enforcement hereof, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions hereof, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

Fred’s, Inc.		Consultant: Lilia Lauren

By:	/s/ Mike Bloom	/s/ Lilia Lauren

Its:	CEO

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